UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934

October 1, 2007
Date of Report (Date of Earliest Event Reported)

HomeBanc Mortgage Trust 2007-1
(Exact name of issuing entity as specified in its charter)

HomeBanc Mortgage Corporation
(Exact name of Sponsor as specified in its charter)

HMB Acceptance Corporation
(Exact name of Depositor as specified in its charter)


 Delaware                 333-129452-03                54-2199287
(State or other           (Commission                  54-2199288
 Jurisdiction              File Number)                54-2199289
 of Incorporation)                                     54-2199563
                                                       (IRS Employer
                                                       Identification No)

c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of Principal Executive Offices)             (Zip Code)


(410) 884-2000
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



Section 1 - Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

         On October 1, 2007, HomeBanc Mortgage Corporation ("HomeBanc") and JPMorgan Chase Bank National Association ("JPMorgan") entered into a mortgage loan subservicing agreement dated as of October 1, 2007 (the "Subservicing Agreement"). The Subservicing Agreement was approved by the U.S. Bankruptcy Court for the District of Delaware pursuant to the Order Pursuant to Bankruptcy Code Sections 105 and 363 Approving Motion of Debtors for Order Approving Subservicing Agreement and Granting Related Relief, entered on September 13, 2007. The Subservicing Agreement requires JPMorgan to service the mortgage loans owned by the HomeBanc Mortgage Trust 2007-1 in accordance with the terms of the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among HMB Acceptance Corp., as depositor, Wells Fargo Bank, N.A., as securities administrator and master servicer, HomeBanc Mortgage Corporation, as seller and servicer, Wilmington Trust Company, as Delaware trustee, and U.S. Bank National Association, as trustee. The Pooling and Servicing Agreement was previously filed with the U.S. Securities and Exchange Commission on Form 8-K of HMB Acceptance Corp. on March 30, 2007.

Section 6 - Asset-Backed Securities

ITEM 6.02.    Change of Servicer.

         On March 30, 2007 (the "Closing Date"), HomeBanc Mortgage Trust 2007-1 (the "Issuing Entity") issued the HomeBanc Mortgage Trust 2007-1 Mortgage Pass-Through Certificates. From and after the Closing Date, the mortgage loans owned by the Issuing Entity (the "Mortgage Loans") have been serviced by HomeBanc Mortgage Corporation ("HomeBanc") pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007, by and among HMB Acceptance Corp., as depositor, Wells Fargo Bank, N.A., as securities administrator and master servicer, HomeBanc Mortgage Corporation, as seller and servicer, Wilmington Trust Company, as Delaware trustee, and U.S. Bank National Association, as trustee.

         On October 1, 2007, HomeBanc appointed JPMorgan Chase Bank National Association ("JPMorgan") as subservicer for the Mortgage Loans pursuant to a mortgage loan subservicing agreement dated as of October 1, 2007 (the "Subservicing Agreement"), between HomeBanc and JPMorgan. The Subservicing Agreement was approved by the U.S. Bankruptcy Court for the District of Delaware pursuant to the Order Pursuant to Bankruptcy Code Sections 105 and 363 Approving Motion of Debtors for Order Approving Subservicing Agreement and Granting Related Relief, entered on September 13, 2007.


JPMorgan Chase Bank, N.A. ("JPMCB")

         JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter. JPMCB is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

         Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

         JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

         JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMCB's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

         Servicing operations, for "prime" quality mortgage loans are audited internally by JPMCB's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

         JPMCB as a Servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

         Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

         No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

         JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

         Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

         CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements and adherence to the timeline set forth by the state or federal jurisdictions. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

         Under the terms of the related Servicing Agreement, JPMCB generally will not be liable for any losses on the Mortgage Loans.

         JPMCB is required to make advances of delinquent monthly payments of interest and principal to the extent described in the related Servicing Agreement. JPMCB has not failed to make a required advance in connection with any mortgage-backed securitization.

         Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of "prime" mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).


Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance (Billions) as of:
   June 30,                                  December 31,
      2007                   2006                2005                    2004


    $485.0                  $452.6             $402.6                   $372.6

-------------------------------------------------------------------------------


            Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans)
                         By Number of Loans (Millions) as of:
  June 30,                                  December 31,
   2007                   2006                 2005                      2004

  2.916                 2.814                 2.643                     2.598


Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


HomeBanc Mortgage Trust 2007-1
(Issuing Entity)


By:  Wells Fargo Bank, N.A. as Master Servicer
By: /s/ Elisabeth A. Brewster
By: Elisabeth A. Brewster, Vice President
Date: October 05, 2007